Adopted by the Cinergy Corp.
Board of Directors on October 22, 1996


NOVEMBER 1, 1996
AMENDMENT TO THE CINERGY CORP.
DIRECTORS' DEFERRED COMPENSATION PLAN
(Effective November 1, 1996)

The Cinergy Corp. Directors' Deferred Compensation Plan, as adopted on October 18, 1994, is hereby amended effective November
1, 1996, pursuant to Article 11 thereof, with respect to Article
13.

(1) Explanation of Amendment

Currently, Article 13, Administration, of the Plan provides that the Plan shall be administered by the Compensation Committee of Cinergy's board of directors which committee is composed of "disinterested persons" under Rule 16b-3 under the Securities Exchange Act of
1934. The revised Rule 16b-3 regulations have replaced the concept of "disinterested persons" with the concept of "non-employee directors" and, as revised, provide additional flexibility as to Plan administration.
Thus, the Plan is being amended to substitute "non-employee directors" for "disinterested persons" and to enable Cinergy's board of directors to change the entity authorized to administer the Plan.

(2) Article 13 as Amended

Article 13, as hereby amended, reads as follows:

"ARTICLE 13
ADMINISTRATION

Unless otherwise determined by CINergy's Board of Directors, the Plan shall be administered by the Committee. Members of the Committee shall be members of CINergy's Board of Directors who are non-employee directors under Rule 16 b-3 promulgated under the 1934 Act and successor rules. The Committee may employ agents, attorneys, accountants, or other persons (who also may be employees of an Employer) and allocate or delegate to them powers, rights, and duties, all as the Committee may consider necessary or advisable to properly carry out the administration of the Plan. The Committee may adopt rules and regulations as it deems appropriate to assist in administering and enforcing the Plan.

The Committee shall have the discretionary authority to regulate and interpret the Plan's provisions. Unless otherwise determined by CINergy's Board of Directors, the interpretation and construction by the Committee of any provisions of the Plan, and any determination by the Committee pursuant to any provision of the Plan shall be final and conclusive."

This Amendment is executed and approved by the duly authorized officers of Cinergy Corp., effective as of November 1, 1996.


                                        CINERGY CORP.




                              By:  ________James E.
Rogers________
                                             Vice Chairman,
President, and
                                           Chief Executive
Officer

                              Dated:  October 25, 1996


APPROVED:




By:  ____Jerome A. Vennemann______
Associate General Counsel and
          Assistant Corporate Secretary

Dated:  October 25, 1996